  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 (333-233303) of our report dated February 26, 2019, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Monopar Therapeutics Inc., for the year ended December 31, 2018. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BPM LLP
BPM LLP
San Francisco, California

September 10, 2019